UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 9, 2007
Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760
1-3672	Central Illinois Public Service Company (Illinois Corporation) 607 East Adams Street Springfield, Illinois 62739 (217) 523-3600	37-0211380
2-95569	CILCORP Inc. (Illinois Corporation) 300 Liberty Street Peoria, Illinois 61602 (309) 677-5271	37-1169387
1-2732	Central Illinois Light Company (Illinois Corporation) 300 Liberty Street Peoria, Illinois 61602 (309) 677-5271	37-0211050
1-3004	Illinois Power Company (Illinois Corporation) 370 South Main Street Decatur, Illinois 62523 (217) 424-6600	37-0344645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

Reference is made to Note 3 - Rate and Regulatory Matters and Note 13 - Related Party Transactions to our financial statements under Part II, Item 8; Outlook and Liquidity and Capital Resources under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Part I, Item 1A. Risk Factors in the Form 10-K for the year ended December 31, 2006, of registrant Ameren Corporation (“Ameren”) and its registrant subsidiaries, Union Electric Company, doing business as AmerenUE (“UE”), Central Illinois Public Service Company, doing business as AmerenCIPS (“CIPS”), CILCORP Inc. (“CILCORP”), Central Illinois Light Company, doing business as AmerenCILCO (“CILCO”), and Illinois Power Company, doing business as AmerenIP (“IP”) (collectively, the “registrants”), for a discussion of the process for power procurement for Ameren’s Illinois utility companies following the expiration of the Illinois electric rate freeze on January 1, 2007, and power supply contracts on December 31, 2006, a discussion of credit rating changes issued in response to potential actions in Illinois that could threaten the financial solvency of CIPS, CILCO and IP and their ability to procure power, and a discussion of the delivery service rate cases filed by Ameren’s Illinois utility companies with the Illinois Commerce Commission (“ICC”) in December 2005 and by UE with the Missouri Public Service Commission in July 2006.

On March 12, 2007, Moody’s Investors Service, Inc. (“Moody’s”) downgraded the credit ratings of Ameren, UE, CIPS, CILCORP, CILCO, and IP as set forth in the following table:

	From	To
Ameren:
Issuer Credit Rating	Baa1	Baa2
Senior Unsecured	Baa1	Baa2

UE:
Issuer Credit Rating	A3	Baa1
Senior Secured	A2	A3
Preferred Stock	Baa2	Baa3

CIPS:
Issuer Credit Rating	Baa3	Ba1
Senior Secured	Baa2	Baa3
Preferred Stock	Ba2	Ba3

CILCORP:
Senior Unsecured	Ba1	Ba2

CILCO:
Issuer Credit Rating	Baa2	Ba1
Senior Secured	Baa1	Baa2

IP:
Issuer Credit Rating	Baa3	Ba1
Senior Secured	Baa2	Baa3
Preferred Stock	Ba2	Ba3

*
A credit rating is not a recommendation to buy, sell or hold securities. It should be evaluated independently of any other rating. Ratings are subject to revision or withdrawal at any time by the rating organization.

In addition, Moody’s assigned to CILCORP a corporate family credit rating of “Ba1” and a probability of default rating of “Ba1”. Moody’s indicated that the ratings of Ameren, CIPS, CILCORP, CILCO and IP remain on review for possible further downgrade. Moody’s also placed Ameren’s “Prime-2” short-term credit rating for commercial paper on review for possible downgrade. The ratings of UE are no longer on review although the rating outlook is negative.

Moody’s indicated that the downgrade of the ratings of Ameren, CIPS, CILCORP, CILCO and IP was prompted by the passage of rate freeze legislation by both the Illinois House of Representatives on March 6, 2007, and the Environment and Energy Committee of the Illinois Senate on March 7, 2007, and the growing support for a rate freeze in both chambers of the Illinois General Assembly. Moody’s indicated that the ratings of Ameren, CIPS, CILCORP, CILCO and IP are under review for possible future downgrade. In the event of the passage and enactment of rate freeze legislation, Moody’s indicated that the Ameren Illinois utilities could be downgraded further into speculative (junk) grade.

Moody’s indicated that the downgrade of UE was prompted by higher costs, lower financial metrics and a continued challenging regulatory environment in Missouri. The downgrade also reflects Moody’s expectation that Ameren may have to rely more heavily on UE for upstreamed dividends if rate freeze legislation is passed and enacted in Illinois.

As a result of the downgrade by Moody’s of CIPS’, CILCO’s and IP’s credit ratings below investment grade (junk) status, these companies delivered a letter to the ICC on March 14, 2007. The letter indicated that the Ameren Illinois utilities would be unable to offer the $20 million one-time customer bill credit intended to assist high-use residential customers that was initially proposed on March 7, 2007. The letter also indicated that the Ameren Illinois utilities would be unable to offer the customer elect phase-in plan, including the recent amendment which would have provided for 0% interest on a deferred portion of customers’ bills. The Ameren Illinois utilities also notified the ICC that the voluntary $15 million contribution that the utilities intended to make to fund energy assistance and energy efficiency initiatives would not be made as well. The Ameren Illinois utilities took such steps because of the need to marshal their resources to fund ongoing utility operations.

On March 9, 2007, Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies (“S&P”), issued a report in response to the passage by the Environment and Energy Committee of the Illinois Senate of legislation which would roll back rates to 2006 levels and freeze rates for at least six months. S&P indicated in its report that if such bill was passed by the full Senate, the issuer credit ratings on the Ameren Illinois utilities would be immediately lowered to “BB+”. According to S&P, such a downgrade would reflect growing sentiment in both chambers of the Illinois General Assembly of the need for rate relief for certain affected customers of the Ameren Illinois utilities. S&P indicated that it would further lower the ratings on the Ameren Illinois utilities if rate freeze legislation “of any meaningful length” is approved by both chambers of the Illinois General Assembly, and such ratings may be lowered precipitously in such circumstance.

As a result of the downgrade by Moody’s of the issuer credit ratings of CIPS, CILCO and IP below investment-grade status, CIPS, CILCO and IP expect that they may be faced with reduced access to capital. The downgrade may also increase the cost of borrowing and fuel, power and gas supply, among other things, resulting in a negative impact on earnings. CIPS, CILCO, and IP may also be required to post collateral or other assurances for certain trade obligations. In addition, the cost of borrowing under our credit facilities can increase or decrease depending upon the credit ratings of the borrower. Suppliers may also request prepayment for products and services.
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This combined Form 8-K is being filed separately by Ameren, UE, CIPS, CILCORP, CILCO and IP. Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

FORWARD-LOOKING STATEMENTS

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this report and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory or legislative actions, including changes in regulatory policies and ratemaking determinations, such as in UE’s pending electric and gas rate cases and the outcome of CIPS, CILCO and IP rate rehearing proceedings, or the enactment of legislation freezing electric rates at 2006 levels or similar actions that impair the full and timely recovery of costs in Illinois;

•	the impact of the termination of the joint dispatch agreement, among UE, CIPS and Ameren Energy Generating Company;
•	changes in laws and other governmental actions, including monetary and fiscal policies;
•
the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as occurred when the electric rate freeze and power supply contracts expired in Illinois at the end of 2006;

•	the effects of participation in the Midwest Independent Transmission System Operator, Inc.;
•
the availability of fuel such as coal, natural gas, and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;
•	prices for power in the Midwest;
•	business and economic conditions, including their impact on interest rates;
•	disruptions of the capital markets or other events that make access to necessary capital more difficult or costly;
•	the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;
•	actions of credit rating agencies and the effects of such actions;
•	weather conditions and other natural phenomena;
•	the impact of system outages caused by severe weather conditions or other events;
•	generation plant construction, installation and performance, including costs associated with UE’s Taum Sauk pumped-storage hydroelectric plant incident and the plant’s future operation;
•	recoverability through insurance of costs associated with UE’s Taum Sauk pumped-storage hydroelectric plant incident;
•	operation of UE’s nuclear power facility, including planned and unplanned outages, and decommissioning costs;
•	the effects of strategic initiatives, including acquisitions and divestitures;

•
the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements, including those related to greenhouse gases, will be introduced over time, which could have a negative financial effect;

•	labor disputes, future wage and employee benefits costs, including changes in returns on benefit plan assets;
•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts and financial instruments;
•	the cost and availability of transmission capacity for the energy generated by the Ameren companies’ facilities or required to satisfy energy sales made by the Ameren companies;
•	legal and administrative proceedings; and
•	acts of sabotage, war, terrorism or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

UNION ELECTRIC COMPANY
(Registrant)

/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
(Registrant)

/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

CILCORP Inc.
(Registrant)

/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

CENTRAL ILLINOIS LIGHT COMPANY
(Registrant)

/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

ILLINOIS POWER COMPANY
(Registrant)

/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

Date: March 15, 2007